EXHIBIT A
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                        AMENDMENT TO CONSULTING AGREEMENT
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     AMENDMENT made this ____ day of December,  1997 between Isramco, Inc., with offices at 1770 St. James Place, Suite 607, Houston, Texas 77056 (the "Company") and Goodrich Global L.T.D. B.V.I., with offices at 3715 Sun Hung Kai Centre, 3Q, Harbour Road, Wanchai, Hong Kong ("Consultant").

     WHEREAS, Consultant entered into a Consulting Agreement with the Company on May __, 1996 (the "Consulting Agreement"); and

     WHEREAS,   the  Company  and  Consultant  are  desirous  of  modifying  the
Consulting Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, Consultant and the Company hereby amend the Consultant Agreement as follows:

     1. Paragraph 5. "Term" shall be deleted in its entirety and a new Paragraph 5 "Term" shall be in place thereof as follows:

               "5. Term. This Agreement shall be in full force and effect for the period continuing through May 31, 2001. Notwithstanding the foregoing, the term of this Agreement shall be automatically extended for an additional term of three (3) years commencing June 1, 2001 through May 31, 2004, unless the Company has given Consultant written notice, at least ninety (90) days prior to June 1, 2001, that it does not intend for the term to be automatically extended."

     2. All of the terms and conditions of the Consulting Agreement shall remain unchanged.


     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this instrument as of the day and year first above written.


                                       Isramco, Inc.


                                       By: /s/
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                                       Goodrich Global L.T.D. B.V.I.


                                       By: /s/
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